TAYLOR DEVICES, INC.
90 TAYLOR DRIVE
NORTH TONAWANDA, NEW YORK 14120-0748

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of TAYLOR DEVICES, INC. ("Company") will be held at the University Inn & Conference Center, 2402 North Forest Road, Amherst, New York, on November 2, 2001, at 10:00 A.M. for the following purposes:

1.	To elect two Class 3 directors of the Company, each to serve a three year term expiring in 2004, or until the election and qualification of his successor.
2.	To approve and adopt the 2001 Taylor Devices, Inc. Stock Option Plan and reserve 135,000 shares of the Company's common stock for grant of options under the Plan to certain employees and directors of the Company.
3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on September 21, 2001 as the record date for determining which shareholder shall be entitled to notice of and to vote at the Annual Meeting. SHAREHOLDERS WHO ARE UNABLE TO BE PRESENT PERSONALLY MAY ATTEND THE MEETING BY PROXY. SUCH SHAREHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Joseph P. Gastel
Joseph P. Gastel, Secretary

DATED: September 27, 2001
North Tonawanda, New York

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
TAYLOR DEVICES, INC.
_________________________

TO BE HELD AT THE UNIVERSITY INN & CONFERENCE CENTER,
2402 NORTH FOREST ROAD, AMHERST, NEW YORK
NOVEMBER 2, 2001

This Proxy Statement is furnished to shareholders by the Board of Directors of Taylor Devices, Inc. in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held on November 2, 2001, at 10:00 A.M., and at any adjournments of the meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying form of proxy are being mailed to Shareholders commencing on or about September 27, 2001.
If the enclosed form of proxy is properly executed and returned, the shares represented by the proxy will be voted in accordance with the proxy's instructions. Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time prior to its use by written notice to the Secretary of the Company.
The Board of Directors has fixed the close of business on September 21, 2001, as the record date for determining the holders of common stock entitled to notice of and to vote at the meeting. On September 21, 2001, the Company had outstanding and entitled to vote a total of 2,805,140 shares of common stock. Each outstanding share of common stock is entitled to one vote on all matters to be brought before the meeting.

CERTAIN BENEFICIAL OWNERS

The following table sets forth information as to persons known by the Company to be the beneficial owners of more than 5% of the Company's common stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Tayco Developments, Inc 100 Taylor Drive North Tonawanda, NY 14120	697,567	24.9%
The Cameron Baird Foundation 1350 One M&T Plaza Buffalo, NY 14203	340,400 (2)	12.1%

(1)	In addition to shares that it owns in the Company, the Taylor family also owns shares in Developments. Including shares beneficially owned by Messrs. Douglas P. Taylor and Richard G. Hill in either the Company or Developments, the Taylor family owns or controls 88,266 shares or 3.1% of the Company's stock and 169,317 shares or 17.1% of Developments' stock. Information presented has been supplied by the Company as transfer agent.
(2)	Information regarding The Cameron Baird Foundation has been taken from its Form 3 report received by the Company on August 23, 2001. Additional information is reported in Amendment No. 10 to Schedule 13D dated August 10, 1998 with respect to Company stock by the following persons: Aries Hill Corp., 48,500 shares (1.7%); Brent D. Baird, 33,000 shares (1.2%), including 10,000 shares held in Trubee, Collins & Co.'s pension plan for the benefit of Brent D. Baird; Bridget B. Baird, as Successor Trustee, 10,000 shares (.356%); Bridget B. Baird individually 10,000 (.356%); Bridget B. Baird as C/F Alexis B. Baird 5,000 (.178%); Bridget B. Baird as C/F Cameron B. Blevins 5,000 (.178%); The Cameron Baird Foundation, 337,900 shares (12.0%); Jane D. Baird, 61,500 shares (2.2%); Anne S. Baird, 5,000 shares (.178%); David M. Stark, as Successor Trustee, 3,000 shares (.107%); and Brian D. Baird as successor trustee 25,000 (.891%) total of filing persons, 543,900 shares (19.4%). According to an Amendment No. 4 to Schedule 13D filed June 5, 2001 with respect to Developments' stock, these entities in the aggregate own 138,300 shares (13.966%) of the common stock of Developments. The persons filing such Schedule 13D, rather than the Company or Developments, are responsible for the accuracy and completeness of such information.

ELECTION OF DIRECTORS

Each year, those directors comprising one of the three Classes of the Board of Directors of the Company are elected by the shareholders to serve a three year term. The term for two directors in Class 3, Douglas P. Taylor and Randall L. Clark, will expire at this Annual Meeting. Messrs. Taylor and Clark are management's nominees to be elected to Class 3 at this Annual Meeting, each to hold office until 2004 or the election and qualification of his successor. The persons named on the enclosed proxy will vote all shares present at the Annual Meeting for the election of the nominees, unless a shareholder, by his or her proxy, directs otherwise. In the event that either Mr. Taylor or Mr. Clark is unable to serve as a director, proxies will be voted in accordance with the best judgment of the person or persons acting under such authority. Management does not expect that either of the nominees will be unable to serve. Each of the nominees has previously served as a director, and has been elected as a director at prior annual meetings of shareholders.
Nominees and Directors
Certain information regarding Mr. Taylor and Mr. Clark, including their beneficial ownership of the Company's common stock, as well as information on those directors whose terms of office continue beyond the date of the 2001 Annual Meeting of Shareholders, is set forth below. Unless otherwise indicated, each person held the position indicated with either the Company or another organization for the past five years, and has sole voting and investment power with respect to the securities beneficially owned. Beneficial ownership includes securities which can be acquired pursuant to currently exercisable options, or options which become exercisable within 60 days of the date of this Proxy Statement.

NOMINEES
Nominees for Class 3 Directors

Name	Age	Principal Occupation	First Elected Director	Number of Shares	% of Class
Term expiring in 2004
Douglas P. Taylor (1)	53	President, CEO and Chairman of the Board of Directors of the Company	1976	67,925 (2)(4)	2.4
Randall L. Clark (5)	58	Chairman of the Board of Directors of Dunn Tire Corporation	1996	27,000 (4)	1.0

OTHER DIRECTORS

Class 2 Directors Continuing in Office

Name	Age	Principal Occupation	First Elected Director	Number of Shares	% of Class
Term expiring in 2003
Donald B. Hofmar	71	President of Bel Mar, Inc.	1991	40,233 (4)	1.4
Richard G. Hill (1)	51	Executive Vice President of the Company	1991	61,727 (3)(4)	2.2

Class 1 Director Continuing in Office

Name	Age	Principal Occupation	First Elected Director	Number of Shares	% of Class
Term expiring in 2002
Joseph P. Gastel (1)	76	Patent Attorney	1984	68,124 (4)	2.4
All directors and executive officers as a group (6 persons)				273,476	9.7

(1)	Messrs. Taylor and Hill are brothers-in-law and both are directors of Tayco Realty Corporation ("Tayco Realty"). Both Mr. Taylor and Mr. Gastel are directors of Developments.
(2)	Includes 2,307 shares held beneficially and of record by Sandra Taylor, wife of Douglas P. Taylor, and 7,042 shares held by her as custodian for their children. Also included are 38 shares held by Mr. Taylor as custodian for their children. As to all such shares, Mr. Taylor disclaims any beneficial ownership. These shares represent less than 1% of the Company's stock.
(3)	Includes 656 shares held by Joyce Taylor Hill, wife of Mr. Hill and sister of Douglas P. Taylor, as custodian for their minor children. As to all such shares, Mr. Hill disclaims any beneficial ownership.
(4)	Includes options granted to directors and officers and which have not been exercised, but which can be exercised within 60 days. These options were granted pursuant to the 1998 Taylor Devices, Inc. Stock Option Plan ("1998 Plan"), as well as the 1994 Taylor Devices, Inc. Stock Option Plan which has expired.
(5)	Mr. Clark also serves on the board of directors of several other area corporations.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

In fiscal 2001, the Board of Directors met three times with 100% of the directors in attendance.
The Executive Committee, between meetings of the Board of Directors and to the extent permitted by law, exercises all of the powers and authority of the Board in the management of the business of the Company. The Executive Committee, comprised of Messrs. Taylor, Hill, and Gastel, did not meet in fiscal 2001.
The Audit Committee, comprised of the Company's three independent directors, Messrs. Clark, Gastel and Hofmar, functions in accordance with the terms of the Charter of the Audit Committee of the Board of Directors of the Company, adopted by the Board on April 4, 2000. See Audit Committee Report below. The Audit Committee met three times in fiscal 2001 with all members in attendance.
The Compensation Committee, comprised of Messrs. Clark, Gastel and Hofmar, was formed to review the compensation of the Company's executive officers, and make recommendations in that regard to the Board, as a whole. The Compensation Committee met twice in fiscal 2001 with all members in attendance.
The Stock Option Committee, comprised of Messrs. Clark, Gastel and Hofmar, administers the Company's Stock Option Plan. The Committee met twice in fiscal 2001 with all members in attendance.
The Company does not have a standing nominating committee.
The Audit Committee Report
As required by the terms of the Audit Committee Charter, the undersigned members of the Audit Committee have:
  reviewed and discussed the Company's audited financial statements with management of the Company;
  reviewed and discussed with the Company's independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as it may be amended or supplemented; and
  received the written disclosures and the letter from the independent accountants, as required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") as may be modified or supplemented, and has discussed with the independent accountant, the independent accountants' independence;

Based on the foregoing, the Audit Committee has recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for fiscal 2001 for filing with the Securities and Exchange Commission.

Respectfully submitted,

Randall L. Clark
Joseph P. Gastel
Donald B. Hofmar

Director Compensation
Each director receives a fee of $2,000 for each meeting attended. Fees are paid either in cash or, if requested by the director, credited toward future exercise of stock options. The Secretary of the meeting receives an additional fee of $2,250 per meeting for secretarial services in addition to his fees as a director, for a total fee per meeting of $4,250.
Pursuant to the formula set forth in the 1998 Plan, on April 18, 2001, the fixed date of the grant, each director was granted options to purchase 5,000 shares of the Company's stock. The closing price on April 18, 2001 was $3.25, which was the mean between the high and low prices for a share of common stock as quoted by NASDAQ on that date. If there is only one price quoted for the day of the grant, the fair market value shall be such price; and if no such price is quoted for the day of the grant, the fair market value shall be the previous closing price. In the event that no previous closing price is available, then the fair market value of one share of Common Stock on the day the option is granted shall be determined by the Committee or by the Board. The mean between the high and the low prices of the stock on August 21, 2001 was $3.865 per share.
All directors may be considered to be "control persons" as that term is defined in the Securities Act of 1933.
Current Directors and Officers
For information concerning Messrs. Taylor, Hill, Gastel, Hofmar and Clark, see "Election of Directors- Nominees and Directors" above.
KENNETH G. BERNSTEIN (54), Treasurer of the Company and Developments, has been with the Company since 1992.
Section 16(a) Beneficial Ownership Reporting Compliance
Based solely on the Company's review of Forms 4 and 5 and any written representations furnished by officers, directors and beneficial owners of 10% or more of the Company's stock during, or with respect to, the Company's most recent fiscal year, all reporting persons filed the required Forms on a timely basis, with the exception of a Form 3 report for March 19, 1998 by The Cameron Baird Foundation which was received by the Company on August 23, 2001.

EXECUTIVE COMPENSATION

The following table sets forth certain information concerning compensation of and stock options held by the Company's Chief Executive Officer, Executive Vice President and Treasurer. No other executive officer has compensation which exceeds $100,000 annually in salary and bonus.

SUMMARY COMPENSATION TABLE

Annual Compensation	Long-term Compensation Awards
Name/principal Position	Fiscal Year	(1) Salary ($)	Bonus ($)	(3) Other Annual Comp ($)	(2) Underlying Options Sars #

Douglas P. Taylor Chairman, President and Chief Executive Officer	2001	$157,741	$1,369	$29,529	5,000
	2000	$159,748	$ 786	$28,405	5,000
	1999	$148,857	$ 875	$36,079	5,000

Richard G. Hill Executive Vice President	2001	$125,454	$851	$26,098	5,000
	2000	$129,388	$480	$28,369	5,000
	1999	$116,409	$525	$28,123	5,000

Kenneth G. Bernstein Treasurer	2001	$ 97,603	$333	$12,275	1,000
	2000	$100,659	$175	$19,471	1,000
	1999	$ 93,937	$175	$18,684	1,000

(1)	Automotive vehicles owned by the Company are made available to the President and Executive Vice President named above and use of such vehicles is not limited to business purposes. The value of any personal economic benefit associated with such use cannot reasonably be determined by the Company
(2)	Incentive options were granted pursuant to the terms of the 1998 Plan on April 18, 2001 at an option price of $3.25 per share, which is the mean between the high and low prices for a share of Common Stock as quoted by NASDAQ on that date. On August 23, 2000, Kenneth G. Bernstein was granted an option of 1,000 shares at $2.75 per share.
(3)	Other compensation, as paid and accrued to the above named executive officers, is as follows:

	Director Fees	Director Bonus	Affiliate Mgm't Incentive	Auto Allowance	401(k) Stock Purchase Plan	Stock Options Exercised	Total
Douglas P. Taylor:
Fiscal 5/31/01	$6,000	$400	$17,458	$2,880	$2,791	$ -	$29,529
Fiscal 5/31/00	$7,250		$17,700	$2,790	$ 665	$ -	$28,405
Fiscal 5/31/99	$8,000		$17,750	$1,800	$ 650	$ 7,879	$36,079

Richard G. Hill:
Fiscal 5/31/01	$6,000	$400	$13,836	$2,880	$2,982	$ -	$26,098
Fiscal 5/31/00	$7,250		$17,700	$2,790	$ 629	$ -	$28,369
Fiscal 5/31/99	$8,000		$17,750	$1,800	$ 573	$ -	$28,123

Kenneth G. Bernstein:
Fiscal 5/31/01	$ -		$10,403	$ -	$1,872	$ -	$12,275
Fiscal 5/31/00	$ -		$18,050	$ -	$1,421	$ -	$19,471
Fiscal 5/31/99	$ -		$17,700	$ -	$ 984	$ -	$18,684

OPTION/SAR GRANTS
IN FISCAL YEAR 5/31/01

Individual Grants	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted(#) (1)	% of Total Options Granted Employees In FY01	Exer/ Base Price	Expir- ation Date	5%	10%	Grant Date Present Value ($)(2)
NAME
Douglas P. 5,000 Taylor, Chairman, President and CEO		25%	$3.25	4/18/11	$10,220	$25,898	$14,250
Richard G. Hill, Vice President	5,000	25%	$3.25	4/18/11	$10,220	$25,898	$14,250
Kenneth G. Bernstein, Treasurer	1,000	5%	$2.75	8/23/10	$1,729	$4,383	$2,410

(1)	Incentive stock options were granted to non-directors on August 23, 2000 pursuant to the 1998 Plan. The options are not exercisable until a date six months after the date of grant.
(2)	The Black-Scholes option valuation model was used to estimate the grant date present value of each option at August 23, 2000 at $2.41 and at April 18, 2001 at $2.85.

AGGREGATED OPTION/SAR EXERCISES
IN LAST FISCAL YEAR AND
YEAR-END OPTION/SAR VALUES
5/31/01

Name	Shares Acquired On Exercise (#)	Value Realized	Number of Securities Underlying Unexercised Options At Fiscal Year End Exercisable (E) Unexercisable (U)	(1) Value of Unexercised In-the-Money Options At Fiscal Year End Exercisable (E) Unexercisable (U)

Douglas P. Taylor, Chairman, President, and CEO	- 0 -	- 0 -	20,000 (E) 5,000 (U)	$9,349 (E) $ 300 (U)

Richard G. Hill, Executive Vice President	- 0 -	- 0 -	20,000 (E) 5,000 (U)	$9,349 (E) $ 300 (U)

Kenneth G. Bernstein, Treasurer	- 0 -	- 0 -	4,000 (E) - 0 - (U)	$1,308 (E) $ - 0 - (U)

(1)	Value is the difference between the market value of the Company's Common Stock on May 31, 2001 of $3.31, and the exercise price for the options.

Employment Agreements

As of December 1, 2000, Messrs. Taylor and Hill (each, an "Executive") entered into Employment Agreements with the Company (together, the "Agreements"). The Agreements provide that, each year, the term will be for three years going forward (the "Term"). Under their respective Agreements, Messrs. Taylor and Hill are entitled to receive base salaries of not less than $174,000 per year and $138,000, respectively, together with such employee benefits and perquisites as were available to them immediately prior to December 1, 2000. Should the Executive voluntarily resign, the Company may, in the discretion of the Board, pay the Executive a severance payment which the Board may determine at the time. The Company retains the right to terminate each Executive for "Cause", without compensation. "Cause" is defined to include personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of law, or willful material breach of the Agreement. If the Company terminates either Executive without cause, or if either Executive resigns because the Company has failed to appoint him to the office he currently holds, or makes any material change in his functions, duties, or responsibilities, then the terminated Executive is entitled to a payment equal to the greater of the payments due him for the remaining Term or 1.2 times the average of his three preceding years' cash compensation plus contributions to employee benefit plans. In the event of a "Change of Control," as defined in the Agreements, followed by termination of the Executive's employment, the Company has agreed to pay each Executive a sum equal to the greater of the payments due him for the remaining Term, or 2.99 times the average of the five preceding years' cash compensation plus contributions to employee benefit plans. If an Executive voluntary terminates his employment when there has not been a Change in Control, then the Agreements provide that the Executive will not compete with the Company for a period of one year in any city, town or county where the Company's principal office is located.
Indemnification Insurance for Directors and Officers
On July 24, 2001, the Company renewed a director and officer indemnification insurance policy written by Royal Indemnity. The renewal was for a one-year period at an annual premium of $20,475. The policy provides indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company for claimed liability arising out of his conduct in such capacities. No payments or claims for indemnification or expenses have been made under any directors and officers insurance policies purchased by the Company.

Item 2.	APPROVAL OF 2001 TAYLOR DEVICES, INC. STOCK OPTION PLAN

      The 2001 Taylor Devices, Inc. Stock Option Plan ("2001 Plan") provides for the grant of options to purchase common stock in the Company to certain employees of the Company and any subsidiary, the majority of the voting stock of which is owned, directly or indirectly, by the Company ("Subsidiary"), as well as to the Company's Directors. The employees will be selected by the Compensation Committee of the Board of Directors of the Company, which is comprised of two or more Directors, appointed by the Board, selected from those Directors who are not employees of the Company or any Subsidiary ("Committee"). The current Compensation Committee members are Messrs. Clark, Gastel and Hofmar. If the 2001 Plan is adopted by shareholders at the Annual Meeting, the Committee will remain the same. Committee members are eligible to participate in the 2001 Plan on a restricted basis pursuant to a predetermined formula.
     The Committee is authorized to designate an option as either an "Incentive Stock Option" or a "Non-Qualified Stock Option" under the provisions of the Internal Revenue Code of 1986, as amended ("Code"). Under the 2001 Plan, a maximum of 135,000 shares of common stock are reserved for the grant of options.
      Incentive Stock Options to purchase 5,000 shares of common stock will be granted annually to each employee-Director, and Non-Qualified Stock Options to purchase 5,000 shares of common stock will be granted annually to each non-employee Director, on April 18 of each year that the 2001 Plan is in effect, commencing April 18, 2002. No additional options may be granted to such individuals, absent an amendment to the 2001 Plan. If the President of the Company determines, in his sole discretion, that on such date that the Company is in possession of material non-public information concerning the Company's business, the grant shall be delayed until the third day following publication of such information, or the date of the event which renders such information immaterial.
      The option price shall be 100% of the fair market value of each share of common stock on the date the option is granted. If an Incentive Stock Option is granted to an individual owning (directly or indirectly) more than 10% of the total combined voting power of outstanding common stock of the Company or any subsidiary, the purchase price per share shall be 110% of the fair market value of the stock at the date of grant, and the option, by its terms, will not be exercisable more than five years from the date of grant.
      For purposes of the 2001 Plan, "fair market value" is the final closing price for one share of the Company's common stock, as quoted by the NASDAQ system for the date of grant. If no final closing price is quoted for such date, the fair market value shall be determined by reference to the next preceding day for which such price is quoted. In the event no closing price is available, then the fair market value of one share of common stock on the date the option is granted shall be determined by the Committee or by the Board of Directors.
      Options granted under the 2001 Plan shall terminate on the date determined by the Committee and specified in the option agreement which will accompany each grant of an option, but in any event not later than 10 years after the date of grant. An option held by an individual whose employment is terminated shall terminate (1) if the option holder's employment is terminated due to becoming permanently and totally disabled, one year after the date of termination of employment (in the case of Incentive Stock Options) and upon the expiration date (in the case of Non-Qualified Stock Options); (2) if the option holder's employment is terminated due to death or death occurs within three months after termination of employment (a) in the case of an Incentive Stock Option, one year after the date of termination of employment , and (b) in the case of a Non-Qualified Option, within one year from the date of the Optionee's death; (3) immediately, if employment is terminated for cause, unless some other expiration date is fixed by the Committee; or (4) three months after the date employment terminates for any other reason (in the case of Incentive Stock Options), or (in the case of Non-Qualified Stock Options) 18 months after employment terminates or such other date as the Committee may fix. Whether an authorized leave of absence for military or governmental service constitutes termination of employment for purposes of the 2001 Plan shall be determined by the Committee. In no event, however, shall any option be exercisable after its expiration date.
      No option granted under the 2001 Plan is assignable or transferable, other than by will or the laws of descent and distribution; during the lifetime of the optionee, the option shall be exercisable only by the optionee.
      The full text of the 2001 Plan is annexed as Exhibit "A".
ACCOUNTING TREATMENT
      Under the 2001 Plan, neither the grant nor exercise of an option results in a charge against earnings.
TAX TREATMENT
      The Company is advised by counsel that, under the present provisions of the Code and Code regulations, the federal income tax treatment of stock options under the 2001 Plan will depend upon whether the option is (1) an Incentive Stock Option intended to qualify under Section 422 of the Code or (2) a Non-Qualified Stock Option (all other options).
      The federal income tax consequences described in this section are based on laws and regulations in effect on July 20, 2001, and there is no assurance that the laws and regulations will not change in the future and affect the tax consequences of the matters discussed in this section. Optionees also may be subject to additional taxes under state tax laws which may differ from the applicable federal income tax laws described in this section.
      Incentive Stock Options. Generally, no taxable ordinary income is recognized by an employee upon the exercise of an Incentive Stock Option. If common stock acquired pursuant to the exercise of an Incentive Stock Option is held by the employee for at least two years from the date of grant and at least one year from the date the common stock is transferred to that employee, and, if that employee remains employed by the Company at all times from the date of grant of the option until three months before the date of exercise (or one year before the date of exercise in the case of a disabled employee or three months before death in the case of a deceased employee), the employee will not recognize income for regular tax purposes upon the exercise of the option. Exercise may result in recognition of income for alternative minimum tax purposes. Beginning January 1, 2003, upon the exercise of an Incentive Stock Option, the difference between the fair market value and the exercise price may constitute taxable wages under the Federal Insurance Contribution Act (FICA) and Federal Unemployment Tax Act (FUTA).
     Upon the later disposition of the common stock, the employee will recognize long-term capital gain or loss equal to the difference between the sales price and the purchase price. Under these circumstances, the Company will not receive a tax deduction at the time of either exercise or disposition. If the common stock acquired pursuant to the exercise of an Incentive Stock Option is not held by the employee for the time periods indicated above or otherwise fails to qualify, the option will be treated as a Non-Qualified Stock Option and the disposition will be subject to the income tax treatment described below under "Non-Qualified Stock Options".
      The Committee may, in its discretion, grant options that expire later than three months after termination of employment. Options exercised later than three months after termination of employment (except in the case of disability of the employee or death of the employee within three months of termination, in which case the applicable period is one year) will be treated for income tax purposes as Non-Qualified Stock Options.
      The amount by which the fair market value of the common stock on the exercise date of an Incentive Stock Option exceeds the purchase price will be an item of "tax preference" for purposes of the federal alternative minimum tax provisions of the Internal Revenue Code.
      Non-Qualified Stock Options. Unlike an Incentive Stock Option, the exercise of a Non-Qualified Stock Option results in the recognition of income for tax purposes which is subject to income tax withholding and may be subject to FICA tax withholding. However, the exercise of a Non-Qualified Stock Option does not result in an item of "tax preference" for purposes of the federal alternative minimum income tax.
      Upon exercise of a Non-Qualified Stock Option, an optionee, other than a person subject to Section 16(b) of the Securities Exchange Act of 1934 ("Reporting Person"), will recognize compensation, taxable as ordinary income, in an amount equal to the excess of the fair market value of the common stock over the purchase price on the date of exercise.
      An optionee's tax basis in common stock received upon exercise of options will generally be any purchase price paid plus the amount of taxable compensation recognized.
      To the Company. In general, the Company will be entitled to a deduction (subject to any general limitations) in connection with awards under the Plan only at such time, and in such amount, as optionees recognize ordinary income in connection with the awards. Thus, in the case of an Incentive Stock Option, assuming there is no disqualifying disposition, the Company will not be entitled to a deduction because the optionees will not recognize ordinary income. When exercise of a Non-Qualified Stock Option results in ordinary income to the optionee, the Company will be entitled to claim the available deduction. The Code requires satisfaction of the applicable reporting requirements as a condition to the Company's claiming its deduction.
      Gain and Loss. If common stock acquired through the exercise of a Non-Qualified Stock Option is sold, the optionee will generally recognize capital gain (or loss) equal to the amount by which the proceeds of sale exceed (or are less than) the optionee's basis in that common stock. The gain (or loss) will be long term if the common stock acquired under the 2001 Plan has been held for more than 12 months. If an optionee pays part or all of the exercise price of a Non-Qualified Stock Option by surrendering previously acquired Company common stock, then such optionee's tax basis (and capital gains holding period) in the surrendered shares carries over to an equivalent number of shares purchased by exercise of the Option. If the optionee uses stock previously acquired as Incentive Stock Option stock for purposes of paying for stock in a later exercise but prior to the expiration of the required holding period for the Incentive Stock Option stock, this will be treated as a disqualifying disposition for such stock.

STOCK CHARACTERISTICS

     The common stock to be issued or transferred pursuant to the 2001 Plan will be stock which will be made available, at the discretion of the Board of Directors of the Company, either from authorized but unissued shares, or from shares reacquired by the Company, including shares purchased on the open market. Shares acquired pursuant to the exercise of options under the 2001 Plan by a Reporting Person shall not be sold or transferred for at least six months after the date of grant.
      No preemptive rights are applicable to the shares covered by the 2001 Plan. The cash proceeds to be received by the Company upon exercise of the options will be used for general corporate purposes.
      On August 22, 2001, there were 95,000 options issued to directors, officers, and key employees under the Taylor Devices, Inc. 1998 Stock Option Plan, no options had been exercised, and 30,000 options remained available for grant. The Company granted 13,000 of these available options to key employees by action of the Board of Directors, and plans to issue the final 17,000 options in partial satisfaction of the annual formula grant to Directors in April, 2002.
RESOLUTION

      In order to adopt the 2001 Plan, shareholders are requested to approve and adopt the following resolution at the Annual Meeting of Shareholders:

RESOLVED, that the 2001 Taylor Devices, Inc. Stock Option Plan, attached as Exhibit "A" to the Company's Proxy Statement and furnished to shareholders in connection with the Annual Meeting of Shareholders of the Company held on November 2, 2001, be, and hereby is, approved and adopted.
       If approved and adopted, the 2001 Plan will become effective on the date of adoption by shareholders. Approval and adoption of this Item 2 requires the affirmative vote of a majority of votes cast at the Annual Meeting by Shareholders who are entitled to vote.
      Management recommends a vote "FOR" Item 2.

EMPLOYEE STOCK PURCHASE PLAN

The Company offers an Employee Stock Purchase Plan generally to all its employees. As of September 21, 2001, there are 42,691 shares available for distribution to all qualified employees. In view of the popularity of the Employee Stock Purchase Plan with the Company's employees, the Board of Directors adopted a new Employee Stock Purchase Plan on August 22, 2001 having substantially the same terms as the existing Stock Purchase Plan, under which a total of 135,000 shares will be available for distribution. The Company also provides a 401(k) plan.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

The Company leases a portion of the property where it does business from its affiliate, Tayco Realty, pursuant to the terms of a lease which will expire on October 31, 2005. Rental payments by the Company for fiscal 2001 totaled $159,600. The total rent paid by the Company is determined by a base rate of $10.64 per square foot, and is subject to adjustment for increases in taxes, maintenance costs and for utilization of additional space by the Company. The Company also pays for certain expenses incurred for the operation of the facilities. Developments owns approximately 42% of Tayco Realty, with 58% owned by the Company.
Pursuant to the Lease Agreement dated July 1, 2000 between the Company and Developments, the Company leases approximately 800 square feet of office and research and development space to Developments at a base annual rental of $12,000. The rate of any rental increase may not exceed 10% annually and may be waived by both parties in writing. The lease automatically renews on each anniversary of its commencement date, unless either party gives three months' written notice to the other of termination. The lease provides that on April 1 of each year, management of both companies will review the agreement to determine possible increases for expenses due to increased taxes, maintenance costs, or for additional space utilized by Developments. In fiscal 2001, the Company received total rental payments of $12,000 from Developments.
Under the License Agreement dated November 1, 1959 ("License Agreement"), Developments granted the Company certain preferential rights to market in the United States and Canada all existing and future inventions and patents owned by Developments. The term of the License Agreement is the life of the last-to-expire patent on which the Company is paying royalties, the date of which is March 28, 2018. The Company pays a 5% royalty to Developments on sales of items sold and shipped, which, in fiscal 2001, totaled $193,506 in royalties. Payments are required to be made quarterly, without interest, and are current.
In addition, the License Agreement provides for Developments to pay the Company 10% of the gross royalties received from third parties who are permitted to make, use and sell machinery and equipment under patents not subject to the License Agreement. These royalties also apply to certain apparatus and equipment subject to the License Agreement which has been modified by the Company, with the rights to the modification assigned to Developments. No royalties were received by the Company in fiscal 2001. Royalties, if any, are paid quarterly.
The Company, Developments, and Tayco Realty share common management and a close business relationship. Particularly as it may relate to the Company and Developments, as separate corporations responsible to their own shareholders, corporate interests may from time to time diverge regarding various aspects of their businesses, including the development of future inventions and patents by Developments which could be licensed to other licensees, rendering the present License Agreement only minimally beneficial.
All transactions described above are on as favorable a basis to the Company, as if entered into with an unaffiliated party.

INDEPENDENT AUDITORS

A representative of Lumsden & McCormick, LLP, the Company's auditors for fiscal 2001, and the accounting firm recommended by the Audit Committee to serve as the Company's certified public accountants for fiscal 2002, will attend the Annual Meeting of Shareholders. This representative will be available to respond to questions raised orally, and will be given an opportunity to make a statement, if desired.

PROPOSALS OF SHAREHOLDERS

Proposals of shareholders intended to be presented to the year 2002 Annual Meeting of Shareholders must be received by the Secretary of the Company prior to June 1, 2002, for inclusion in the Proxy Statement and form of proxy. Shareholders wishing to propose a matter for consideration at the 2002 Annual Meeting of Shareholders must follow certain specified advance notice procedures set forth in the Company's By-Laws, a copy of which is available upon written request to: Joseph P. Gastel, Secretary, Taylor Devices, Inc., 90 Taylor Drive, P.O. Box 748, North Tonawanda, New York 14120-0748.
The By-Laws designate procedures for the calling and conduct of a meeting of shareholders, including, but not limited to, specifying who may call the meeting, what business may be conducted, the procedures with respect to the making of shareholder proposals, and the procedures and requirements for shareholder nomination of directors.

FINANCIAL STATEMENTS

The financial statements of the Company are contained in the Company's 2001 Annual Report which accompanies this Proxy Statement.

OTHER MATTERS

Voting
Under the Business Corporation Law of New York ("BCL") and the Company's By-Laws, the presence, in person or by proxy, of a majority of the outstanding common shares is necessary to constitute a quorum of the shareholders to take action at the Annual Meeting. The shares which are present or represented by a proxy will be counted for quorum purposes regardless of whether or not a broker with discretionary authority fails to exercise discretionary voting authority with respect to any particular matter.
Directors standing for election must be elected by a plurality of votes cast at the Annual Meeting and elected to their class terms. Approval of the 2001 Taylor Devices, Inc. Stock Option Plan will require the affirmative vote of a majority of the votes cast at the Annual Meeting by the shareholders entitled to vote at the meeting. "Other business," if properly brought before the meeting, must be adopted by a majority of affirmative votes cast at the meeting.
For voting purposes, all proxies marked "for", "against", "abstain", or "withhold authority" will be counted in accordance with such instruction as to each item. In no event will an abstention be counted as a vote cast. No broker non-votes will be counted for any item.
Expenses
The expenses of this solicitation, including the costs of preparing and mailing this Proxy Statement and accompanying material, will be borne by the Company. The Company has retained the services of Regan & Associates, Inc. to assist in the solicitation of proxies under a contract providing for payment of $2,500, plus reimbursement of reasonable out-of-pocket expenses. In addition to solicitations by mail, Regan & Associates, Inc. and regular employees of the Company may solicit proxies in person, by mail or by telephone, but no employee of the Company will receive any compensation for solicitation activities in addition to his or her regular compensation. Expenses may also include the charges and expenses of brokerage houses, nominees, custodians and fiduciaries for forwarding proxies and proxy materials to beneficial owners of shares.
The Board of Directors knows of no other matters to be voted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote on such matters in accordance with their judgment.

By Order of the Board of Directors
/s/ Joseph P. Gastel Joseph P. Gastel Secretary

DATED:	September 27, 2001
North Tonawanda, New York

Exhibit A

TAYLOR DEVICES, INC.

TEXT OF THE 2001 TAYLOR DEVICES, INC.
STOCK OPTION PLAN AS PROPOSED

1. PURPOSES OF THE PLAN

  The purpose of the Taylor Devices, Inc. 2001 Stock Option Plan is to provide a method by which those employees of the Company and its Subsidiaries who are largely responsible for the management, growth, and protection of the business, and who are making and can continue to make substantial contributions to the success of the business, may be encouraged to acquire a larger stock ownership in the Company thus increasing their proprietary interest in the business, providing them with greater incentive for their continued employment, and promoting the interests of the Company and all its shareholders. Accordingly, the Company will, from time to time during the term of the Plan, grant to such employees as may be selected in the manner provided in the Plan, options to purchase shares of Common Stock of the Company subject to the conditions provided in the Plan.

2. DEFINITIONS

  Unless the context clearly indicates otherwise, the following terms have the meanings set forth below.
  (a) "Board of Directors" or "Board" means the Board of Directors of the Company.
  (b) "Code" means the Internal Revenue Code of 1986, as amended.
  (c) "Committee" means the Compensation Committee of the Company as described in Section 3 of the Plan.
  (d) "Common Stock" means the common stock of the Company, $0.025 par value.
  (e) "Company" means Taylor Devices, Inc., a New York corporation with its principal place of business at 90 Taylor Drive, North Tonawanda, New York.
  (f) "Grant Date" as used with respect to a particular Option, means the date as of which such Option is granted by the Board or Committee pursuant to the Plan.
  (g) "Incentive Stock Option" means an Option that qualifies as an Incentive Stock Option as described in Section 422 of the Code.
  (h) "Non-Qualified Stock Option" means any Option granted under the Plan other than an Incentive Stock Option.
  (i) "Option" means an option granted pursuant to Section 5 of the Plan to purchase shares of Common Stock and which shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option.
  (j) "Optionee" means an individual to whom an Incentive Stock Option or a Non-Qualified Stock Option is granted pursuant to the Plan.
  (k) "Permanent and Total Disability," as applied to an Optionee, means that the Optionee has (1) established to the satisfaction of the Company that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months, all within the meaning of Section 22(e)(3) of the Code, and (2) satisfied any requirement imposed by the Committee.
  (l) "Plan" means the Taylor Devices, Inc. 2001 Stock Option Plan as set forth herein and as may be amended from time to time.
  (m) "Subsidiary" means any stock corporation of which a majority of the voting common or capital stock is owned, directly or indirectly, by the Company and any company designated as such by the Committee, but only during the period of such ownership or designation.

3. ADMINISTRATION OF THE PLAN

  (a) The Plan shall be administered by the Committee, which shall be composed of two or more Directors who are appointed by the Board of Directors and selected from those Directors who are not employees of the Company or a Subsidiary. The Board may from time to time remove members from or add members to the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board. The Board shall select one of the Committee's members as Chairman. The Committee shall hold meetings at such times and places as it may determine, subject to such rules as to procedures not inconsistent with the provisions of the Plan as are prescribed by the Board, set forth in the Company's By-Laws as applicable to the Executive Committee, and as prescribed by the Committee itself. A majority of the authorized number of members of the Committee shall constitute a quorum for the transaction of business. Acts reduced to or approved in writing by a majority of the members of the Committee then serving shall be valid acts of the Committee.
  (b) The Committee shall be vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all Optionees and any person claiming under or through an Optionee unless otherwise determined by the Board.
  (c) Any determination, decision, or action of the Committee provided for in the Plan may be made or taken by action of the Board, if it so determines, with the same force and effect as if such determination, decision, or action had been made or taken by the Committee. No member of the Committee or of the Board shall be liable for any determination, decision, or action made in good faith with respect to the Plan or any Option granted under the Plan. The fact that a member of the Board who is not then a member of the Committee shall at the time be, or shall theretofore have been, or thereafter may be a person who has received or is eligible to receive an Option shall not disqualify him or her from taking part in and voting at any time as a member of the Board in favor or against any amendment or repeal of the Plan, provided that such vote shall be in accordance with the recommendations of the Committee.

4. STOCK SUBJECT TO THE PLAN

  (a) The Common Stock to be issued or transferred under the Plan will be the Company's Common Stock which will be made available, at the discretion of the Board, either from authorized but unissued Common Stock or from Common Stock reacquired by the Company, including shares purchased in the open market.
  (b) The aggregate number of shares of Common Stock which may be issued under the Plan shall not exceed 135,000 shares In the event that any outstanding Option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such Option may again be made subject to Option under the Plan.

5. GRANT OF THE OPTIONS

  (a) Key Employees Who Are Not Directors
        The Committee may from time to time, subject to the provisions of the Plan, grant Options to key employees of the Company or of a Subsidiary who are not Directors to purchase shares of Common Stock allotted in accordance with Section 4 of the Plan. The Committee may designate any Option granted as either an Incentive Stock Option or a Non-Qualified Stock Option, or the Committee may designate a portion of the Option as an Incentive Stock Option and the remaining portion as a Non-Qualified Stock Option.
  (b) Directors
        Incentive Stock Options to purchase 5,000 shares of Common Stock shall be granted annually to each of those persons who are then employee Directors of the Company, and Non-Qualified Stock Options to purchase 5,000 shares of Common Stock shall be granted annually to each of those persons who are then non-employee Directors of the Company, on April 18 of each year, commencing April 18, 2002. Each such option shall vest and be exerciseable immediately upon grant and shall expire upon the date 10 years thereafter. Notwithstanding any of the provisions of the Plan to the contrary, no additional Options may be granted to Directors absent an amendment to the Plan in accordance with Section 13. If the President of the Company determines in his or her sole discretion that on such date the Company is in possession of material non-public information concerning its business, such grant shall be delayed until the third day following publication of such information or the date of an event which renders such information immaterial.

6. OPTION PRICE

        The purchase price per share of any Option granted under the Plan shall be 100 percent of the fair market value of one share of Common Stock on the date the Option is granted, except that the purchase price per share shall be 110 percent of the fair market value in the case of an Incentive Stock Option granted to an individual described in subsection 7(b) of the Plan. For purposes of the Plan, the fair market value of a share of Common Stock shall be the mean between the high and low prices for a share of Common Stock as quoted by the National Association of Securities Dealers Automated Quotation System for the day of the grant; if there is only one price quoted for the day of grant, then the fair market value shall be such price; and if no such price is quoted for the day of the grant, the fair market value shall be the previous closing price. In the event that no previous closing price is available, then the fair market value of one share of Common Stock on the day the Option is granted shall be determined by the Committee or by the Board. The purchase price shall be subject to adjustment only as provided in Section 14 of the Plan.

7. ELIGIBILITY OF OPTIONEES

  (a) Options shall be granted only to persons who either are key employees or non-employee Directors of the Company or of a Subsidiary as determined by the Committee at the time of the grant. The term "employees" shall include persons who are Directors or Officers who are also employees of the Company or of any Subsidiary.
  (b) Any other provision of the Plan notwithstanding, an individual who owns more than ten percent of the total combined voting power of outstanding Common Stock of the Company or any Subsidiary shall not be eligible for the grant of an Incentive Stock Option unless the special requirements set forth in sections 6 and 9(a) of the Plan are satisfied. For purposes of this subsection (b), in determining stock ownership, an individual shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers and sisters, spouse, ancestors, and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries. Stock with respect to which such individual holds an Option shall not be counted. Outstanding stock shall include all stock actually issued and outstanding immediately after the grant of the option. Outstanding stock shall not include shares authorized for issue under outstanding Options held by the Optionee or by another person.
  (c) Subject to the terms, provisions, and conditions of the Plan and subject to review by the Board, the Committee shall have exclusive jurisdiction to (1) select the key employees to be granted Options (it being understood that more than one Option may be granted to the same person), (2) determine the number of shares subject to each Option, (3) determine the date or dates when Options will be granted, (4) determine the purchase price of the shares subject to each Option in accordance with Section 6 of the Plan, (5) determine the date or dates when each Option may be exercised within the term of the Option specified pursuant to Section 9 of the Plan, (6) determine whether or not an option constitutes an Incentive Stock Option, and (7) prescribe the form, which will be consistent with the Plan, of the documents evidencing any Options granted under the Plan.
  (d) Neither anything contained in the Plan or in any document under the Plan nor the grant of any Option under the Plan shall confer upon any Optionee any right to continue in the employ of the Company or of any Subsidiary or limit in any respect the right of the Company or any Subsidiary to terminate the Optionee's employment at any time and for any reason.

8. NON-TRANSFERABILITY

        No Option granted under the Plan shall be assignable or transferable by the Optionee other than by will or the laws of descent and distribution, and during the lifetime of an Optionee, the Option shall be exercisable only by such Optionee.

9. TERM AND EXERCISE OF OPTIONS

  (a) Each Option granted under the Plan shall terminate on the date determined by the Committee and specified in the Option Agreement, provided that each Option shall terminate not later than ten years after the Grant Date. However, any Option designated as an Incentive Stock Option granted to a more than ten percent shareholder shall terminate not later than five years after the Grant Date. The Committee, at its discretion, may provide further limitations on the exercisability of Options granted under the Plan. An Option may be exercised only during the continuance of the Optionee's employment, except as provided in Section 10 of the Plan.
  (b) A person electing to exercise an Option shall give written notice to the Company, in such form as the Committee shall have prescribed or approved, of such election and of the number of shares he or she has elected to purchase and shall at the time of exercise tender the full purchase price of any shares he or she has elected to purchase. The purchase price upon the exercise of an Option shall be paid in full in cash; provided, however, that in lieu of cash, with the approval of the Committee at or prior to exercise, an Optionee may exercise his or her Option by tendering to the Company shares of Common Stock owned by him or her and having a fair market value equal to the cash exercise price applicable to his or her Option, with the then fair market value of such stock to be determined in the manner provided in Section 6 of the Plan (with respect to the determination of the fair market value of Common Stock on the date an Option is granted). However, if an Optionee pays the Option exercise price of a Non-Qualified Stock Option in whole or in part in the form of unrestricted Common Stock already owned by the Optionee, the Company may require that the Optionee have owned the stock for a period of time that would not cause the exercise to create a charge to the Company earnings. Such provisions may be used by the Company to prevent a pyramid exercise.
  (c) As conditions to exercising an Option, the Optionee must (1) arrange to pay the Company any amount required to be withheld under any tax law on the account of the exercise, and (2) in the case of an Incentive Stock Option, agree to notify the Company of any disqualifying disposition (as defined in Section 421 of the Code) of the Common Stock acquired upon the exercise and agree to pay the Company any amount required to be withheld under any tax law on account of the disposition. Any payment on account of withholding taxes shall be made in a form acceptable to the Committee.
  (d) An Optionee or a transferee of an Option shall have no rights as a shareholder with respect to any shares covered by his or her Option until the date the Stock Certificate is issued evidencing ownership of the shares. No adjustment shall be made for dividends (ordinary or extraordinary) whether in cash, securities, or other property, or distributions or other rights for which the record date is prior to the date such Stock Certificate is issued, except as provided in Section 14 of the Plan.
  (e) An Optionee may, in accordance with other provisions of the Plan, elect to exercise Options in any order, notwithstanding the fact that Options granted to him or her prior to the grant of the Options selected for exercise are unexpired.
  (f) To the extent that the aggregate fair market value (determined as of the Grant Date) of Common Stock with respect to which Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company and its Subsidiaries) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which granted)shall be treated as Non-Qualified Stock Options.

10. TERMINATION OF EMPLOYMENT

        If an Optionee severs from all employment with the Company and/or its Subsidiaries, any Option granted to him or her under the Plan shall terminate as follows:
  (a) An Option held by an Optionee whose employment is terminated due to becoming Permanently and Totally Disabled shall terminate (i) in the case of an Incentive Stock Option, one year after the date of termination of employment, and (ii) in the case of a Non-Qualified Stock Option, upon its expiration date;
  (b) An Option held by an Optionee whose employment is terminated due to death or who dies within three months after termination of employment shall terminate (i) in the case of an Incentive Stock Option, one year after the date of termination of employment, and (ii) in the case of a Non-Qualified Stock Option, within one year from the date the Optionee's death, and the Option shall be exercisable within such period of one year by the executor or administrator of the Optionee's estate or by the person to whom the Optionee shall have transferred such right by last will and testament or by the laws of descent or distribution;
  (c) An Incentive Stock Option or a Non-Qualified Stock Option held by an Optionee whose employment terminates for cause, as determined by the Committee, shall expire immediately upon the date of termination unless some other expiration date is fixed by the Committee; and
  (d) An Option held by an Optionee whose employment terminates for any reason other than those specified in subsection (a), (b), or (c) above shall expire (i) in the case of an Incentive Stock Option, three months after the date of termination of employment, and (ii) in the case of a Non-Qualified Stock Option, unless another date is fixed by the Committee, eighteen months after the date of termination.
        The foregoing notwithstanding, no Option shall be exercisable after its expiration date.
        Whether an authorized leave of absence or an absence for military or governmental service shall constitute termination of employment for purposes of the Plan shall be determined by the Committee, which determination shall be final, conclusive, and binding upon the affected Optionee and any person claiming under or through such Optionee. Termination of employment with any Subsidiary in order to accept employment with another Subsidiary or while remaining an employee of the Company or of any of its Subsidiaries shall not be a termination of employment for the purposes of this Section 10.

11. MODIFICATION, EXTENSION, AND RENEWAL

        Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend, or renew outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor. Without in any way limiting the generality of the foregoing, the Committee may grant to an Optionee, if he or she is otherwise eligible and consents thereto, a new or modified Option in lieu of an outstanding Option for a number of shares at an exercise price and for a term which are greater or less than under the earlier Option or may do so by cancellation and re-grant, amendment, substitution, or otherwise, subject only to the general limitations and conditions of the Plan. The foregoing notwithstanding, no modification of an Option shall, without consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

12. PERIOD IN WHICH GRANTS MAY BE MADE

        Options may be granted pursuant to the Plan and at any time on or before November  2, 2006.

13. AMENDMENT OR TERMINATION OF THE PLAN

        The Board may at any time terminate, modify, or suspend the Plan, provided that, without the approval of the shareholders of the Company, no amendment or modification shall be made by the Board which (a) increases the maximum number of shares as to which Options may be granted under the Plan; (b) alters the method by which the Option price is determined; (c) extends any Option for a period of longer than ten years after the date of the grant; (d) materially modifies the requirements as to eligibility for participation in the Plan; or (e) alters this Section 13 so as to defeat its purpose. Further, no amendment, modification, or suspension, or termination of the Plan shall in any manner affect any Option theretofore granted under the Plan without the consent of the Optionee or any person validly claiming under or through the Optionee.

14. CHANGES IN CAPITALIZATION

  (a) In the event that the Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind or shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise), or if the number of shares of Common Stock shall be increased through the payment of a stock dividend, then subject to the provisions of the subsection (c) below, there shall be substituted for or added to each share of Common Stock which was theretofore appropriated or which thereafter may become subject to an Option under the Plan the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be. Outstanding Options shall also be appropriately amended as to the price and other terms as may be necessary to reflect the foregoing events. The maximum number of shares of Common Stock upon which Options and Incentive Stock Options may be granted, as provided in Section 4(a) of the Plan, shall be adjusted proportionately to reflect any of the foregoing events.
  (b) If there shall be any other change in the number or kind of outstanding shares of stock of the Company, or any stock or other securities into which such stock shall have been changed, or for which it shall be exchanged, and if the Board or the Committee, as the case may be, shall, in its sole discretion, determine that such change equitably requires an adjustment in any Option which was theretofore granted, or which may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.
  (c) Fractional shares resulting from any adjustment in Options pursuant to this Section 14 may be settled as the Board or the Committee, as the case may be, shall determine.
  (d) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive. Notice of any adjustment shall be given by the Company to each holder of an Option which shall have been so adjusted.
  (e) The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business assets.

15. LISTING AND REGISTRATION OF SHARES

  (a) No Option granted pursuant to the Plan shall be exercisable in whole or in part if at any time the Board or the Committee, as the case may be, shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock subject to such Option on any securities exchange or under any applicable law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of or in connection with the granting of such Option or the issue of shares thereunder unless such listing, registration, qualification, consent, or approval shall have been affected or obtained free of any conditions not acceptable to the Board.
  (b) If a registration statement under the Securities Act of 1933 with respect to shares issuable upon exercise of any Option granted under the Plan is not in effect at the time of exercise, the person exercising such Option shall give the Committee a written statement, satisfactory in form and substance to the Committee, that he or she is acquiring the shares for his or her own account for investment and not with a view to their disposition, the Company may place upon any stock certificate for shares issuable upon exercise of such Option such legend as the Committee may prescribe to prevent disposition of the shares in violation of the Securities Act of 1933 or any other applicable law.

16. TRANSFER OF OPTION SHARES

        Shares acquired by persons subject to Section 16 of the Securities Exchange Act of 1934, pursuant to the exercise of Options or a portion thereof, shall not be sold or transferred for at least six months after the date of grant.

17. EFFECTIVE DATE OF PLAN

        Subject to the approval of the shareholders of the Company at the 2001 Annual Meeting of Shareholders, the Plan shall be effective as of November 2, 2001.

TAYLOR DEVICES, INC.
PROXY SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 2, 2001, AT 10:00 A.M.
UNIVERSITY INN & CONFERENCE CENTER
2402 NORTH FOREST ROAD, AMHERST, NEW YORK

The undersigned hereby appoints Douglas P. Taylor and Joseph P. Gastel, and each of them, with full power of substitution as proxies for the undersigned to attend the Annual Meeting of Shareholders of TAYLOR DEVICES, INC. to be held at the University Inn & Conference Center, 2402 North Forest Road, Amherst, New York at 10:00 A.M. on November 2, 2001, and at any adjournment thereof, to vote and act with respect to all Common Shares of the Company which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:

The Board of Directors recommends that you vote FOR:
1.	ELECTION OF DIRECTORS THE DIRECTORS TO BE ELECTED TO CLASS 3, A THREE YEAR TERM:
	Douglas P. Taylor				Randall L. Clark
	[ ]	FOR Nominee			[ ]	FOR Nominee
	[ ]	Withhold Authority for Nominee			[ ]	Withhold Authority for Nominee
2.	ADOPTION OF 2001 TAYLOR DEVICES, INC. STOCK OPTION PLAN:
	[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN
3.	In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting or any adjournment(s).

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
This proxy will be voted as directed, but if no direction is indicated, it will be voted FOR the nominees described in Item 1, FOR adoption of the 2001 Taylor Devices, Inc. Stock Option Plan, and in the discretion of the proxies on such other matters as may properly come before the Annual Meeting or any adjournment or postponements thereof.
Receipt of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement is hereby acknowledged.
[ ]	Please check (X) this box if you plan to attend the Annual Meeting.

DATED: ________________, 2001 ________________________________ ________________________________

Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate proxies should be signed by an authorized officer. PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.